UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE GAMING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

July [●], 2023

Dear Fellow Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc. (the “Company”) to be held at 10:30 a.m., Pacific Daylight Time, on September 7, 2023. Details of the matters to be considered at the Meeting are included in the accompanying proxy statement (the “Proxy Statement”).

The Annual Meeting will be held via the Internet in a virtual format. Stockholders will be able attend and submit questions during the Annual Meeting at https://www.virtualshareholdermeeting.com/SLGG2023. During the Meeting until polls are closed, you may vote by logging into the Annual Meeting using your shareholder information provided on the proxy card accompanying the Proxy Statement.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about July [●], 2023, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Details of the business to be conducted at the Annual Meeting are described in both the Notice, and in the Proxy Statement. We have also made a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) available with the Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is important, regardless of the number of shares you hold. Even if you do not plan to attend the Annual Meeting, please vote your shares as promptly as possible. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

We look forward to your participation in the Annual Meeting by attending virtually or by submitting your proxy.

Sincerely,
__________________
Ann Hand
Chief Executive Officer and Chair

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

(213) 421-1920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 7, 2023

Dear Stockholders of Super League Gaming, Inc.:

We are pleased to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), which takes place on September 7, 2023 at 10:30 a.m., Pacific Daylight Time. The Annual Meeting will be a virtual meeting, held on the Internet at https://www.virtualshareholdermeeting.com/SLGG2023 for the following purposes:

1.	to re-elect two of our current directors to serve as Class III directors until our 2026 annual meeting of stockholders, or until their respective successor is duly elected and qualified;

2.

to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Charter”), to change the name of the Company from Super League Gaming, Inc. to Super League Enterprise, Inc., and to change the Company’s ticker symbol from “SLGG” to “SLE” (the “Name Change”);

3.	to approve an amendment to the Charter to effect a reverse split of the Corporation’s issued and outstanding shares of capital stock on the basis of 1-for-20 (the “Reverse Split”);

3.

to approve an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (“2014 Plan”) to increase the number of shares of common stock, $0.001 par value (“Common Stock”), available for issuance under the 2014 Plan by 8,750,000 shares;

5.	to ratify the appointment of Withum Smith + Brown, PC as our independent auditors for the fiscal year ending December 31, 2023; and

6.	to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached proxy statement (the “Proxy Statement”).

We have elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or about July [●], 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contains instructions for accessing the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available online at: http://materials.proxyvote.com/86804F.

The close of business on July 10, 2023 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of our Common Stock, and holders of our currently outstanding preferred stock, par value $0.001 per share, including our Series A Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series AA-2 Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, and Series AA-5 Convertible Preferred Stock (collectively, the “Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 2912 Colorado Avenue, Suite 203, Santa Monica, California 90404, during normal business hours for a period of ten days prior to the Annual Meeting, and at the Annual Meeting.

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares as promptly as possible by Internet or telephone so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the Class III director nominees identified in Proposal No. 1, and “FOR” Proposals No. 2, 3, 4 and 5. Each of these Proposals are described in detail in the Proxy Statement.

COPIES OF THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:

HTTP://MATERIALS.PROXYVOTE.COM/86804F

By Order of the Board of Directors,
______________________
David Steigelfest
Chief Platform Officer, Corporate Secretary and Director

Santa Monica, California

July [●], 2023

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

Tel. (213) 421-1920

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2023 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”). The Meeting will take place exclusively in a virtual meeting format on September 7, 2023, at 10:30 a.m., Pacific Daylight Time, and will be held via the Internet at: https://www.virtualshareholdermeeting.com/SLGG2023.

We have elected to provide access to this year’s proxy materials primarily over the internet, under the Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about July [●], 2023. The Notice contains instructions for accessing this attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials.

This proxy statement and the Annual Report can also be accessed free of charge online as of July [●], 2023 at: http://materials.proxyvote.com/86804F.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only holders of our common stock, par value $0.001 per share (“Common Stock”), and holders of our outstanding preferred stock, par value $0.001 per share, including our Series A Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series AA-2 Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, and Series AA-5 Convertible Preferred Stock, each series of preferred stock having a par value of $0.001 per share (collectively, the “Preferred Stock”), as of the close of business on July 10, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 48,889,166 shares of Common Stock issued and outstanding, and 2,593 shares of Series A Convertible Preferred Stock, 922 shares of Series A-2 Convertible Preferred Stock, 928 shares of Series A-3 Convertible Preferred Stock, 1,084 shares of Series A-4 Convertible Preferred Stock, 2,249 shares of Series A-5 Convertible Preferred Stock, 7,680 shares of Series AA Convertible Preferred Stock, 1,500 shares of Series AA-2 Convertible Preferred Stock, 1,025 shares of Series AA-3 Convertible Preferred Stock, 1,026 shares of Series AA-4 Convertible Preferred Stock, and 550 shares of Series AA-5 Convertible Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. Holders of Preferred Stock vote together with the Common Stock on an as-converted basis. As of the Record Date, outstanding shares represented 87,324,105 votes, consisting of 48,889,166 attributable to Common Stock and 38,434,939 attributable to Preferred Stock.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either by virtual attendance or by proxy, of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Attendance at the Annual Meeting

We will host the virtual Meeting live online, via Internet webcast. You may attend the Meeting virtually by visiting https://www.virtualshareholdermeeting.com/SLGG2023. The Internet webcast will start at 10:30 a.m., Pacific Daylight Time, on September 7, 2023.

To access the virtual Meeting, please go to https://www.virtualshareholdermeeting.com/SLGG2023. You will have the option to log in to the virtual Meeting as a “Stockholder” with a control number or as a “Guest.” If you are a stockholder of record as of the Record Date, you may log in as a “Stockholder” using the control number and password for the Meeting, both of which can be found on your proxy card. If you are not a stockholder of record, but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a “Guest”, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Meeting, you must register in advance to attend the Meeting as a “Stockholder”. To register to attend the virtual Meeting as a “Stockholder”, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Issuer Direct.

Whether you attend the Meeting as a “Stockholder” or as a “Guest”, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting

By accessing https://www.virtualshareholdermeeting.com/SLGG2023 on the Internet, our stockholders will be able to submit questions in writing in advance of or during the Meeting, vote, view the Meeting procedures, and obtain copies of proxy materials. Stockholders will need their unique control number which appears on the proxy card accompanying this Proxy Statement and the instructions that accompanied the proxy materials.

Voting

If you are a stockholder of record as of the Record Date, there are four ways you can vote:

1.	By the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided on your proxy card.

2.	By Telephone: You may vote by telephone by following the instructions on your proxy card.

3.	By Postal Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

4.

During the Meeting: You will have the ability to attend the virtual Meeting and vote online via the Internet during the Meeting. The Meeting will be a virtual only meeting and can be accessed on the Internet at https://www.virtualshareholdermeeting.com/SLGG2023. Submitting a proxy will not prevent a stockholder from attending the Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted electronically by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on September 6, 2023. Proxies submitted by postal mail must be received before the start of the virtual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
1.	Election of the two Class III director nominees named in this proxy statement, each for a term to conclude at the 2026 annual meeting of stockholders;	For each director, the number of votes cast for the director’s election must exceed the number of votes withheld or cast against the director’s election.

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Charter”), to change the name of the Company from Super League Gaming, Inc. to Super League Enterprise, Inc., and to change the Company’s ticker symbol from “SLGG” to “SLE” (the “Name Change”);

Affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

3.	To approve an amendment to the Charter to effect a reverse split of the Corporation’s issued and outstanding shares of capital stock on the basis of 1-for-20 (the “Reverse Split”);	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter

4.	To approve an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (“2014 Plan”) to increase the number of shares of Common Stock available for issuance under the 2014 Plan by 8,750,000 shares; and	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

5.	Ratification of the appointment of Withum Smith + Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is considered a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise, they will not be able to cast a vote for such “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the two Class III director nominees identified in this proxy statement, (ii) FOR the Name Change, (iii) FOR the Reverse Split, (iv) FOR the amendment to the 2014 Plan, (v) FOR ratification of the appointment of Withum Smith + Brown, PC as our independent auditors for the current fiscal year, and (vi) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting virtually. Attendance at the virtual Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the virtual Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, printing and mailing of the Notice and any other solicitation materials or services we may use in connection with the virtual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Meeting or any adjournment thereof.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF TWO CLASS III DIRECTOR NOMINEES

General

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors that constitute the entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than one. Our Board currently consists of the following six persons:

Ann Hand* Chief Executive Officer and Chair	Michael Keller Independent Director
Jeff Gehl Independent Director	Kristin Patrick Independent Director
Mark Jung* Independent Director	David Steigelfest Chief Platform Officer, Corporate Secretary and Director

*	Director Nominees at the Annual Meeting

At our 2020 annual meeting of stockholders, our stockholders approved, and we effected an amendment to our Charter to classify our Board of Directors into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors). Pursuant to this amendment to our Charter, our Board is now classified into three classes with staggered three-year terms (with the exception of the initial Class I and Class II directors), designated as follows:

●	Class I, comprised of two directors, Kristin Patrick and David Steigelfest (with terms expiring at our 2024 annual meeting of stockholders);

●	Class II, comprised of two directors, Jeff Gehl and Michael Keller (with terms expiring at our 2025 annual meeting of stockholders).

●	Class III, comprised of two directors, Ann Hand and Mark Jung (with terms expiring at our 2023 annual meeting of stockholders).

Ann Hand and Mark Jung, each of whom are currently serving terms which expire at our Annual Meeting, have been nominated by our Nominating and Governance Committee for election as the Class III directors at the Annual Meeting. If any of the director nominees is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

At the recommendation of the Nominating and Governance Committee, the Board has nominated Ann Hand and Mark Jung for re-election as Class III directors, each for a three-year term. Director nominees are elected by a plurality of the votes cast at the meeting and entitled to vote.  This means that the nominees for directors who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Our Board of Directors unanimously recommends that you vote FOR Ms. Hand and Mr. Jung.

Ms. Hand and Mr. Jung have each consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Set forth below is information about the two director nominees, including each such individual’s principal occupation, business experience and qualifications that led the Company’s Board of Directors to conclude that each such director nominee should serve on the Board of Directors.

Director Biographies

The following section sets forth certain information regarding the nominees for election as directors and the standing directors of the Company.

Director Nominees with Terms Expiring at the Annual Meeting

Ann Hand

Chief Executive Officer, Chair of the Board

Ms. Hand has served as our Chief Executive Officer and Chair of our Board since June 2015. From June 2015 to January 13, 2023, Ms. Hand also served as our President. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn- around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn-arounds directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board, both as Chair of the Board and as the leader of the Company’s executive team.

Mark Jung

Independent Director

Mr. Jung has served as a director on our Board since July 2019. Mr. Jung currently serves as an independent consultant to multiple media and technology companies. Previously, Mr. Jung served on the board of directors of Accela, a leading provider of cloud-based productivity and civic engagement solutions for government, from March 2016 to April 2019. During his tenure on the board of Accela, Mr. Jung also held executive management positions for Accela, including as Chairman and interim Chief Executive Officer from August 2016 to March 2017 and from April 2018 to October 2018, as well as serving as Executive Chairman from March 2017 to April 2018. Prior to Accela, Mr. Jung served as Executive Chairman of OL2, a leading cloud solutions provider for gaming and graphics-rich applications, from May 2013 to March 2015; Samba Safety, a provider of driver risk management solutions from May 2016 to September 2021; and ReadyUp, a provider of an esports platform for player networking and team management from March 2019 to February 2023. Currently, Mr. Jung serves as a member of the board of directors of Millennium Trust Company, a leading financial services company offering niche alternative custody solutions to institutions, advisors and individuals; Inmar, a provider of intelligent commerce network solutions; and PocketRN, a telenursing platform and services provider. Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

With over three decades of experience serving as a C-suite executive at several prominent companies within the digital entertainment and video game industries, and extensive public and private board member experience, we believe Mr. Jung provides our Board with invaluable knowledge and insight regarding key strategies and best practices for building gaming communities and creating a demand for gaming-related content in the market that can accelerate our audience development and content monetization strategies, and will also share key learnings with Super League gained from his experience navigating the transition of companies from private to public. Mr. Jung also serves as Chair of the Board’s Compensation Committee and as a member of the Audit Committee.

Continuing Directors

Jeff Gehl

Independent Director

Mr. Gehl has served as a director on our Board since 2015. Mr. Gehl is a co-owner at VLOC LLC. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors. Mr. Gehl is responsible for leading RCP's client relations function and covering private equity fund managers in the western United States. He is a General Partner of BKM Capital Partners, L.P. Previously, Mr. Gehl was an Advisor at Troy Capital Partners until 2018. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He currently serves as a Director of P10 Industries, Inc., a Director of Veritone, Inc. (NASDAQ: VERI) and an Advisory Board member of several of RCP’s underlying funds, as well as Accel-KKR and Seidler Equity Partners. Mr. Gehl was the Manager of VLOC. Mr. Gehl received the 1989 “Entrepreneur of the Year” award from University of Southern California’s Entrepreneur Program. He obtained a Bachelor of Science in Business Administration from the University of Southern California's Entrepreneur Program.

Mr. Gehl’s wide range of experience in financing, developing and managing high-growth technology companies, as well as his entrepreneurial experience, has considerably broadened the Board’s perspective, particularly as the Company engaged in capital raising activities to fund the early stages of its development. Mr. Gehl also serves as our Board-designated “audit committee financial expert,” as the Chair of the Board’s Audit Committee and as a member of the Nominating and Governance Committee.

Michael Keller

Independent Director

Mr. Keller has served as a director on our Board since November 2018. From July 2014 to February 2018, Mr. Keller served as an advisor and board member for Cake Entertainment, an independent entertainment company specializing in the production, distribution, development, financing and brand development of kids’ and family properties, as managing director of Tiedemann Wealth Management from March 2008 to December 2013, as co-founder and principal of Natrica USA, LLC from August 2006 to March 2008 and as Senior Vice President of Brown Brothers Harriman Financial Services from July 1996 to June 2006. Mr. Keller earned a Bachelor of Arts in History from Colby College.

With over 15 years of experience in asset and portfolio management, and experience in helping companies gain exposure for their products and services, including in the entertainment industry, we believe Mr. Keller provides our Board with useful insight that will help us as we allocate resources to expand the utility of our platform and other technologies. Mr. Keller also serves as Chair of the Board’s Nominating and Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Kristin Patrick

Independent Director

Ms. Patrick has served as a director on our Board since November 2018, and currently serves as Executive Vice President and Chief Marketing Officer of Claire's, a position she has held since March 2021. Previously, Ms. Patrick served as President and Chief Marketing Officer of Eros Innovations, a position she held from January 2019 to March 2021. Prior to her time with Eros Innovations, Ms. Patrick served as Global Chief Marketing Officer of Soda Brand at Pepsico, Inc., a position she held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from November 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to November 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her Bachelor of Arts from Emerson College and J.D. from Southwestern University.

As we continue to expand the visibility of our brand, we believe Ms. Patrick will provide instrumental input on our marketing efforts, and will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives. Ms. Patrick also serves as a member of the Board’s Compensation Committee and the Nominating and Governance Committee.

David Steigelfest

Chief Platform Officer, Corporate Secretary, Director

Mr. Steigelfest co-founded the Company in 2014 and has served as a director on our Board since that time. In addition, Mr. Steigelfest served has our Chief Platform Officer since May 2018. An attorney by education, David has served as an executive and entrepreneur in the digital and technology space for more than 20 years. Prior to co-founding the Company in 2014, Mr. Steigelfest founded rbidr LLC, a media and technology startup and a pioneer in yield management and price optimization software, where he served as Chief Executive Officer from 2008 to 2013. From 2013 to 2014, Mr. Steigelfest worked for Cosi Consulting, where he provided management consulting services ranging from complex project management, PMO, software design, 3rd party software integration and migration, enterprise content management, data management and system-based regulatory compliance to various Fortune 500 companies. From 2001 to 2008, Mr. Steigelfest worked on Wall Street at Deutsche Bank, where he oversaw various multi-million-dollar change management projects. In addition, Mr. Steigelfest previously served as Vice President of eCommerce at Starguide Digital Networks, where he had responsibility over the streaming media portal, CoolCast. CoolCast utilized satellite technology to distribute high quality streaming content into multi-cast enabled networks bypassing Internet bottlenecks. Prior to Starguide, Mr. Steigelfest served as the Director of Product Management at Gateway Computers, where he oversaw Gateway.com and Gateway’s business-to-business extranet system, eSource. In addition, Mr. Steigelfest has consulted for companies of all sizes throughout his career addressing a wide variety of IT and business challenges, including complex business process change, software implementation and e-commerce. Mr. Steigelfest received a Bachelor of Arts in International Relations and Psychology from Syracuse University, and a JD with an emphasis in business transactions and business law from Widener University School of Law.

As a co-founder of the Company and a lead developer of the Company’s platform, Mr. Steigelfest provides the Board with critical insight into the technological aspects of the Company’s operations and the ongoing development of the platform, attributes that make Mr. Steigelfest a particularly valued member of the Board.

Board Composition and Election of Directors

Board Composition

Name	Age	Positions	Class	Director Since	Committee Memberships
					AC	CC	NGC
Ann Hand	54	Chief Executive Officer, Chair	Class III	2015
Jeff Gehl	54	Director Nominee	Class II	2015	C		M
Mark Jung	60	Independent Director	Class III	2019	M	C
Michael Keller	52	Director Nominee	Class II	2018	M	M	C
Kristin Patrick	52	Independent Director	Class I	2018		M	M
David Steigelfest	55	Chief Platform Officer, Corporate Secretary and Director	Class I	2014

AC – Audit Committee
C – Committee Chair

CC – Compensation Committee

NGC – Nominating and Governance Committee

M – Committee Member

Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Director Independence

Our Board has determined that the following four of our six directors qualify as independent directors, as determined in accordance with the Listing Rule 5605 of the Nasdaq Stock Market: Messrs. Gehl, Keller and Jung, and Ms. Patrick. Nasdaq Listing Rule 5605 includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Stock Market listing rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Ms. Hand, our Chief Executive Officer, is a first cousin of Mr. Gehl, a member of our Board. There are no other family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities, and we continuously strive to implement best practices to mitigate risk. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our website at http://ir.superleague.com.

Audit Committee

Our Audit Committee is currently comprised of Jeff Gehl, who serves as the Audit Committee Chair, Michael Keller and Mark Jung, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four times during the year ended December 31, 2022. Pursuant to its charter, the Audit Committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

●	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

●

reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q prior to the release of such information;

●	reviewing and reassessing the adequacy of the Audit Committee’s charter, at least annually;

●	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●

reviewing on a periodic basis, or as appropriate, our policies with respect to risk assessment and management, and our plan to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors, and management;

●	reviewing any earnings announcements and other public announcements regarding our results of operations;

●	preparing the report that the SEC requires in our annual proxy statement, upon becoming subject to the Securities Exchange Act of 1934, as amended (“Exchange Act”);

●

complying with all preapproval requirements of Section 10A(i) of the Exchange Act and all Securities and Exchange Commission rules relating to the administration by the Audit Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

●	administering the policies and procedures for the review, approval and/or ratification of related party transactions involving the Company or any of its subsidiaries; and

●	making other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Our Board has affirmatively determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Gehl qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Stock Market rules and regulations. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

Our Compensation Committee is currently comprised of Mark Jung, who serves as the Compensation Committee Chair, Kristin Patrick and Michael Keller, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Compensation Committee’s main function is to assist our Board in the discharge of its responsibilities related to the compensation of our executive officers. The Compensation Committee met six times during the year ended December 31, 2022. Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

●

reviewing our compensation programs and arrangements applicable to our executive officers, including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, and advising management and the Board regarding such programs and arrangements;

●

reviewing and recommending to the Board the goals and objectives relevant to CEO compensation, evaluating CEO performance in light of such goals and objectives, and determining CEO compensation based on the evaluation;

●	retaining, reviewing and assessing the independence of compensation advisers;

●	monitoring issues associated with CEO succession and management development;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our Board with respect to compensation of our executive officers and senior management;

●	reviewing and making recommendations to our Board with respect to director compensation;

●

endeavoring to ensure that our executive compensation programs are reasonable and appropriate, meet their stated purpose (which, among other things, includes rewarding and creating incentives for individuals and Company performance), and effectively serve the interests of the Company and our stockholders; and

●

upon becoming subject to the Exchange Act, preparing and approving an annual report on executive compensation and such other statements to stockholders which are required by the SEC and other governmental bodies.

Nominating and Governance Committee

Our Nominating and Governance Committee is currently comprised of Michael Keller, who serves as the Nominating and Governance Committee Chair, Kristin Patrick and Jeff Gehl, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Nominating and Governance Committee met four times during the year ended December 31, 2022. Pursuant to its charter, the Nominating and Governance Committee is primarily responsible for, among other things:

●	assisting the Board in identifying qualified candidates to become directors, and recommending to our Board nominees for election at the next annual meeting of stockholders;

●	leading the Board in its annual review of the Board’s performance;

●	recommending to the Board nominees for each Board committee and each committee Chair;

●

reviewing and overseeing matters related to the independence of Board and committee members, in light of the independence requirement of the Nasdaq Stock Market and the rules and regulations of the SEC;

●	overseeing the process of succession planning of our CEO and other executive officers; and

●	developing and recommending to the Board corporate governance guidelines, including our Code of Business Conduct, applicable to the Company.

Board Qualifications and Experience

Our Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	experience as a board member or executive officer of another publicly held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity

Our six directors come from diverse backgrounds. We comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The tables below provides certain highlights of the composition of our Board members and nominees as of July 10, 2023 and May 2, 2022. Each of the categories listed in the tables below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of July 10, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	4	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	5*

*  Did not disclose with respect to LGBTQ+ background.

Board Diversity Matrix (As of May 2, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	5*

*  Did not disclose with respect to LGBTQ+ background.

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Our Board’s Leadership Structure

Our Board has the discretion to determine whether to separate or combine the roles of Chair and Chief Executive Officer. Ms. Hand has served in both roles since 2015, and our Board continues to believe that her combined role is most advantageous to the Company and its stockholders. Ms. Hand possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Ms. Hand is best positioned to fulfill the Chair’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Ms. Hand’s leadership, the Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. We provide our Code of Business Conduct and Ethics under the Corporate Governance section of our website at http://ir.superleague.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act.

Limitation of Liability and Indemnification

Our Charter and Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We have obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the fiscal year ended December 31, 2022, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Ann Hand	54	Chief Executive Officer and Chair
Clayton Haynes	53	Chief Financial Officer
Matt Edelman	53	President and Chief Commercial Officer
David Steigelfest	55	Chief Platform Officer, Corporate Secretary and Director

Ann Hand

Chief Executive Officer, Chair of the Board

Please see Ms. Hand’s biography in the preceding section under the heading “Director Biographies – Continuing Directors.”

Clayton Haynes

Chief Financial Officer

Mr. Haynes was appointed as our Chief Financial Officer in August 2018. From 2001 to August 2018, Mr. Haynes served as Chief Financial Officer, Senior Vice President of Finance and Treasurer of Acacia Research Corporation (NASDAQ: ACTG), an industry-leading intellectual property licensing and enforcement and technology investment company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice, where he provided and managed full scope financial statement audit and business advisory services for public and private company clients with annual revenues up to $1 billion in a variety of sectors, including manufacturing, distribution, oil and gas, engineering, aerospace and retail. Mr. Haynes received a Bachelor of Arts in Economics and Business/Accounting from the University of California at Los Angeles, an MBA from the University of California at Irvine Paul Merage School of Business and is a Certified Public Accountant (Inactive).

Matt Edelman

President and Chief Commercial Officer

Mr. Edelman oversees the Company’s revenue, marketing, content, creative services and business development activities, and has served as our Chief Commercial Officer since July 2017. Mr. Edelman is the owner of PickTheBrain, a leading digital self-improvement business, a board member and marketing committee member of the Epilepsy Foundation of Greater Los Angeles and has over 20 years of experience working in the digital and traditional media and entertainment industries. Since 2001, he has served as an advisor and consultant to numerous digital and media companies, including, amongst others, Nike, Marvel, MTV, Sony Pictures, 20th Century Fox and TV Guide. Prior to joining the Company, from 2014 to 2017, Mr. Edelman served as the Head of Digital Operations and Marketing Solutions at WME-IMG (now Endeavor), where he was responsible for several areas, including digital audience and revenue growth through content, social media and paid customer acquisition across the company’s global live events business within sports, fashion, culinary and entertainment verticals; digital marketing services for consumer brands, college athletics programs and talent; and management of direct-to-consumer digital content businesses, including both eSports and Fashion OTT properties. From 2010 to 2013, Mr. Edelman served as the Chief Executive Officer of Glossi (previously ThisNext), an authoring platform enabling individuals to create their own digital magazines. Previously, Mr. Edelman also founded and/or served in executive positions at multiple early-stage digital media companies. Mr. Edelman earned a Bachelor of Arts in Politics from Princeton University.

Mr. Edelman served as the Company’s Chief Commercial Officer during the fiscal year ended December 31, 2022, and was appointed as President on January 13, 2023.

David Steigelfest

Chief Platform Officer, Corporate Secretary and Director

Please see Mr. Steigelfest’s biography in the preceding section under the heading “Director Biographies – Continuing Directors.”

 Summary Compensation Table

We are an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2022, the end of the last completed fiscal year (the “Named Executive Officers”).

We have identified Ann Hand, David Steigelfest and Matt Edelman as our Named Executive Officers for the year ended December 31, 2022. Our Named Executive Officers for our fiscal year ending December 31, 2023 are subject to change, as we may hire or appoint new executive officers.

For the fiscal years ended December 31, 2022 and 2021, compensation for our Named Executive Officers was as follows:

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)

Ann Hand	2022	$425,000	$140,000	(2)	$1,627,200	$-	$2,192,200
Chief Executive Officer (4)	2021	$400,000	$109,400	(3)	$340,000	$472,000	$1,321,400

David Steigelfest	2022	$330,000	$40,000	(2)	$336,200	$-	$706,200
Secretary	2021	$300,000	$102,000	(3)	$109,000	$105,000	$616,000

Matt Edelman	2022	$330,000	$100,000	(2)	$336,200	$-	$766,200
Chief Commercial Officer, President (4)	2021	$300,000	$102,000	(3)	$104,000	$100,000	$606,000

(1)

This column represents the grant date fair value calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(2)	Includes executive bonus amounts earned in connection with the 2022 executive bonus program approved at the discretion of the Board.

(3)	Includes executive bonus amounts earned in connection with the 2021 executive bonus program approved at the discretion of the Board.

(4)	Ms. Hand served as the Company’s President during the years ended December 31, 2021 and 2022, and until Mr. Edelman’s appointment as President on January 13, 2023.

Elements of Compensation

Our executive compensation program consisted of the following components of compensation during the years ended December 31, 2022 and 2021:

Base Salary

Each of our executive officers receives a base salary for the expertise, skills, knowledge and experience he or she offers to our management team. The base salary of each of our executive officers is re-evaluated annually, and may be adjusted to reflect:

●	the nature, responsibilities, and duties of the officer’s position;

●	the officer’s expertise, demonstrated leadership ability, and prior performance;

●	the officer’s salary history and total compensation, including annual equity incentive awards; and

●	the competitiveness of the officer’s base salary.

Executive Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our business objectives. Bonus amounts depend on the level of achievement of individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For the year ended December 31, 2022, each of our Named Executive Officers was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table above.

Equity Incentive Awards

We believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our Compensation Committee determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. All equity awards issued to our Named Executive Officers during the years ended December 31, 2022 and 2021 were issued under our 2014 Plan.

Employment Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements with Named Executive Officers

Ann Hand

On January 5, 2022, we entered into an employment agreement with Ms. Hand, which provides that Ms. Hand shall continue to serve as our Chief Executive Officer, President and Chair of the Board. The term of the agreement is through December 31, 2024 (the “Hand Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Hand Initial Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Hand Renewal Term”). The employment agreement with Ms. Hand provides for a base annual salary of $425,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Ms. Hand shall be entitled to (i) an annual cash bonus, the amount of which shall be determined by our Compensation Committee, (ii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums, (iii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s annual variable compensation plan approved by the Board. As additional compensation, Ms. Hand was issued a grant of 900,000 performance stock units (“PSUs”) (the “Hand PSUs”), with equal increments of 20% of the Hand PSUs vesting upon the 60-day volume weighted average price of the Company’s Common Stock (the “60-Day VWAP”) reaching (A) $0.80 per share, (B) $1.00 per share, (C) $1.20 per share, (D) $1.40 per share, and (E) $1.60 per share. Ms. Hand has been granted the Hand PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Hand Initial Term.

On April 30, 2023, the Board approved the cancellation of 900,000 PSUs previously granted to Ms. Hand under the 2014 Plan.  In exchange for the cancelled PSUs, Ms. Hand was granted an award of 900,000 PSUs, which vest upon the Company’s Common Stock achieving certain goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

Ms. Hand’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause or by Ms. Hand for Good Reason, as those terms are defined in the agreement, she shall receive a severance package consisting of the following: (i) all accrued obligations as of the termination date; (ii) a cash payment equal to the greater of (A) her base annual salary for 18 months, or (B) the remaining payments due for the term of the agreement; and (iii) the immediate vesting of all options, RSUs and PSUs, that utilize time-based vesting, set to vest over the 18 month period from and after the Termination Date; and (iv) 270,000 of the Hand PSUs shall immediately vest. In the event of termination by us with Cause or by Ms. Hand without Good Reason, Ms. Hand shall be entitled to all salary and benefits accrued prior to the termination date, and nothing else; provided, however, that Ms. Hand shall be entitled to exercise that portion of the Hand Warrant that has vested as of the effective date of the termination until the Hand Warrant’s expiration.

Ms. Hand’s employment agreement replaces a prior employment agreement entered into by the Company and Ms. Hand on June 16, 2017, as amended and restated on November 15, 2018.

Ms. Hand currently serves as the Company’s Chief Executive Officer and Chair of the Board, and served as President until January 13, 2023, when Mr. Edelman was appointed President of the Company.

David Steigelfest

On January 5, 2022, we entered into an employment agreement with Mr. Steigelfest, which provides that Mr. Steigelfest shall continue to serve as our Chief Platform Officer. The initial term of the agreement is three years (the “Steigelfest Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Steigelfest Initial Term or a Steigelfest Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Steigelfest Renewal Term”). The employment agreement with Mr. Steigelfest provides for a base annual salary of $330,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Steigelfest shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) annual variable compensation plan approved by the Board. As additional compensation, Mr. Steigelfest was issued a grant of 150,000 performance stock units (“PSUs”) (the “Steigelfest PSUs”), with equal increments of 20% of the Steigelfest PSUs vesting upon the 60-Day VWAP reaching (A) $0.80 per share, (B) $1.00 per share, (C) $1.20 per share, (D) $1.40 per share, and (E) $1.60 per share. Mr. Steigelfest has been granted the Steigelfest PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Steigelfest Initial Term.

On April 30, 2023, the Board approved the cancellation of 150,000 PSUs previously granted to Mr. Steigelfest under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Steigelfest was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

In the event the Company terminates Mr. Steigelfest without Cause, or Mr. Steigelfest resigns for Good Reason (each as defined in the agreement), Mr. Steigelfest will be entitled to a cash payment equal to 12 months of the Steigelfest Base Pay from the date of such termination. In the event the Company terminates Mr. Steigelfest for Cause, or, Mr. Steigelfest resigns without Good Reason, Mr. Steigelfest shall only be entitled to salary and benefits accrued prior to such date, provided that Mr. Steigelfest shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Steigelfest shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Mr. Steigelfest’s employment agreement replaces a prior employment agreement entered into by the Company and Mr. Steigelfest on October 31, 2016, as amended and restated on November 1, 2018.

Matt Edelman

On January 5, 2022, we entered into an employment agreement with Mr. Edelman, which provides that Mr. Edelman shall continue to serve as our Chief Commercial Officer. The initial term of the agreement is three years (the “Edelman Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Edelman Initial Term or a Edelman Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Edelman Renewal Term”). The employment agreement with Mr. Edelman provides for a base annual salary of $330,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Edelman shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) annual variable compensation plan approved by the Board. As additional compensation, Mr. Edelman was issued a grant of 150,000 performance stock units (“PSUs”) (the “Edelman PSUs”), with equal increments of 20% of the Edelman PSUs vesting upon the 60-Day VWAP reaching (A) $0.80 per share, (B) $1.00 per share, (C) $1.20 per share, (D) $1.40 per share, and (E) $1.60 per share. Mr. Edelman has been granted the Edelman PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Hand Initial Term.

On April 30, 2023, the Board approved the cancellation of 150,000 PSUs previously granted to Mr. Edelman under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Edelman was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

In the event the Company terminates Mr. Edelman without Cause, or Mr. Edelman resigns for Good Reason (each as defined in the agreement), Mr. Edelman will be entitled to a cash payment equal to six months of the Edelman Base Pay from the date of such termination. In the event the Company terminates Mr. Edelman for Cause, or, Mr. Edelman resigns without Good Reason, Mr. Edelman shall only be entitled to salary and benefits accrued prior to such date, provided that Mr. Edelman shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Edelman shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Mr. Edelman’s employment agreement replaces a prior employment agreement entered into by the Company and Mr. Edelman on November 1, 2018.

On January 13, 2023, Mr. Edelman was appointed as President of the Company in addition to his ongoing role as Chief Commercial Officer.

Employment Agreement with Other Executive Officers

Michael Wann

On January 5, 2022, we entered into an executive employment agreement with Mr. Wann to serve as our Chief Strategy Officer and Executive Vice President of Sales, which served as an amendment and restatement of the existing executive employment agreement of Mr. Wann dated June 1, 2021.

The agreement provided that Mr. Wann would continue to serve for a term beginning on the Effective Date, and concluding on the third anniversary thereof, and that Mr. Wann would be entitled to (i) an annual base salary of $330,000, which may be increased annually at the sole discretion of the Company’s Board; (ii) participation in the Company’s annual variable compensation plan approved by the Board; (iii) in conjunction with Mr. Wann’s prior executive employment agreement executed on June 1, 2021, Mr. Wann was issued a grant, pursuant to the 2014 Plan, of 120,000 non-qualified options to purchase the Company’s Common Stock (“Options”), exercisable for a period of 10 years at the closing trading price as listed on the Nasdaq Capital Market as of the June 1, 2021, with 25% of the Options vesting an the one-year anniversary of June 1, 2021, and the remaining Options vesting in 36 equal monthly installments thereafter; (iv) participate in the Company’s health insurance plan offered by the Company to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses.

On January 13, 2023, Mr. Wann stepped down from his positions as director and Chief Strategy Officer of the Company and Executive Vice President of Sales.

In connection with Mr. Wann stepping down from his roles in the Company, the Company and Mr. Wann entered into a Transition Letter Agreement (the “Agreement”), pursuant to which Mr. Wann will remain a full-time strategic advisor of the Company from the Effective Date through July 14, 2023 (the “Term”). During the Term, Mr. Wann: (i) may not be terminated by the Company from his role as a strategic advisor for any reason; (ii) will continue to be paid on a semi-monthly basis at his current salary of $330,000 per year (the “Annual Salary”); (iii) will continue to have access to all employee benefits and  all outstanding options and restricted stock units (collectively, “Awards”) granted prior to the Effective Date will continue to vest, with no changes to the terms of the Awards under his existing employment agreement with the Company, dated January 5, 2022 (the “Employment Agreement”); and (iv) will be eligible to participate in the 2022 SLG executive bonus plan.  In the event Mr. Wann finds other employment during the Term, Mr. Wann will be entitled to the remainder of his Annual Salary not previously paid to him during the Term, payable in a lump sum payment due within 30 days of Mr. Wann’s termination of his employment with the Company.  In exchange for being released from Mr. Wann’s intellectual property assignment agreement for future intellectual property developed by him, Mr. Wann will continue to be bound by the confidentiality and non-solicitation provisions of the Employment Agreement. With exception to the sections referenced in the Agreement, the Agreement replaces and supersedes the Employment Agreement.

Clayton Haynes

On January 5, 2022 (the “Effective Date”) we entered into an executive employment agreement with Clayton Haynes (the “Haynes Employment Agreement”), which provides that Mr. Haynes will continue to serve as the Company’s Chief Financial Officer, for a term beginning on the Effective Date, and concluding on the third anniversary thereof (the “Haynes Initial Term”), and, provided that neither party provides 30 days’ notice prior to the expiration of the Haynes Initial Term or a Haynes Renewal Term (defined below) of their intent to allow the Haynes Employment Agreement to expire and thereby terminate, the Haynes Employment Agreement shall continue in effect for successive periods of one year (each, a “Haynes Renewal Term”).

Pursuant to the Haynes Employment Agreement, Mr. Haynes will be entitled to: (i) an annual base salary of $310,000, which may be increased annually at the sole discretion of the Company’s Board (the “Haynes Base Salary”); (ii) a grant, pursuant to the 2014 Plan, of 150,000 Performance Stock Units (“PSUs”) (the “Haynes PSUs”), with equal increments of 20% of the Haynes PSUs vesting upon the 60-Day VWAP reaching each of (A) $4.75 per share, (B) $6.00 per share, (C) $7.00 per share, (D) $8.00 per share, and (E) $9.00 per share; (iii) participate in the Company’s annual variable compensation plan approved by the Board; (iv) participate in the Company’s health insurance plan offered by the Company to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses.

On April 30, 2023, the Board approved the cancellation of 150,000 PSUs previously granted to Mr. Haynes under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Haynes was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

In the event: (i) the Company terminates Mr. Haynes without Cause, or Mr. Haynes resigns for Good Reason, Mr. Haynes will be entitled to a cash payment equal to six months of the Haynes Base Salary from the date of such termination; or (ii) the Company terminates Mr. Haynes for Cause, or, Mr. Haynes resigns without Good Reason, Mr. Haynes shall be only be entitled to salary and benefits accrued prior to such date, provided that Mr. Haynes shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date.

In the event of a Change-In-Control, the vesting of all equity awards granted to Mr. Haynes shall accelerate, and all such equity awards shall be considered fully vested immediately prior to such Change-In-Control.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses outstanding equity awards held by each of the Named Executive Officers as of December 31, 2022:

		Option/Warrant Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options/ warrants (#) Exercisable		Number of securities underlying unexercised options/ warrants (#) Unexercisable		Option/ warrant Exercise price($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested(#)		Market value of shares or units of stock that have not vested(#)

Ann Hand	6/5/15	166,667		-		$9.00	6/5/25
	6/16/17	51,334		-		$9.00	6/15/27
	6/16/17	100,000		-		$10.80	6/6/27
	10/31/18	250,000		-		$10.80	10/31/28
	2/11/20	48,667	(1)	-		$10.80	10/30/28

	8/5/20	116,667		83,333	(2)	$2.88	8/3/30
	5/27/21	42,675		50,435	(3)	$4.81	5/27/31
	5/27/21	31,667		8,333	(4)	$4.81	5/27/31
	5/27/21							47,060	(5)	$15,831

David Steigelfest	10/16/14	116,667		-		$0.30	10/15/24
	12/21/15	833		-		$9.00	12/21/25
	2/11/20	25,833	(6)(7)	-		$9.00	6/15/27
	2/11/20	70,834	(7)			$10.80	10/31/28

	8/5/20	49,000		35,000	(8)	$2.88	8/3/30
	5/27/21	13,640		16,120	(9)	$4.81	5/27/31
	5/27/21	-		-		-		15,040	(10)	$5,059
	6/16/22	-		-		-		65,000	(15)	21,866

Matt Edelman	2/11/20	7,107	(11)	-		$10.80	6/29/28
	8/5/20	58,333		41,667	(12)	$2.88	8/3/30
	5/27/21	13,017		15,383	(13)	$4.81	5/27/31
	5/27/21	-		-		-		14,353	(14)	$4,828
	6/16/22	-		-		-		65,000	(16)	21,866

(1)

On February 11, 2020, Ms. Hand canceled 150,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for 67,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above reflects the reissuance of 48,667 options on February 11, 2020, with the same terms of the original stock option granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vested over two years commencing on the February 11, 2020 grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

(2)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(3)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(4)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 24-month period beginning on May 27, 2021.

(5)	Represents a grant of 70,590 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

(6)	Represents an option to purchase shares of our Common Stock. 8,834 shares of the original option were returned to the Issuer on February 11, 2020.

(7)

On February 11, 2020, Mr. Steigelfest canceled 70,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for 31,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the reissuance of 96,667 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vested over two years commencing on the February 11, 2020 grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. A balance of 70,834 remained of the option exchanged, which originally vested with respect to 25,000 shares on October 31, 2019, and the remainder vesting at a rate of 2,084 shares per month, becoming fully vested on October 30, 2022. 29,166 shares of the original option were returned to the Issuer on February 11, 2020.

(8)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(9)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(10)	Represents a grant of 22,560 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

(11)

On February 11, 2020, Mr. Edelman canceled 100,000 stock options with original grant dates of July 24, 2017, June 29, 2018 and October 31, 2018 and an exercise price of $10.80, in exchange for 45,000 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above reflects the reissuance of 7,107 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vested over two years commencing on the February 11, 2020 grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The options exchanged vested with respect to 4,167 shares on October 31, 2019, and then at a rate of 348 shares per month thereafter. 9,560 shares of the original option were returned to the Issuer on February 11, 2020.

(12)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(13)	Represents an option to purchase shares of our Common Stock, which option vests in equal monthly installments over a 48-month period beginning on February 1, 2021.

(14)	Represents a grant of 21,530 RSUs granted on May 27, 2021, which vests in three equal annual installments beginning on February 1, 2021.

(15)	Represents a grant of 65,000 RSUs granted on June 16, 2022, which vests in three equal annual installments beginning on February 1, 2022.

(16)	Represents a grant of 65,000 RSUs granted on June 16, 2022, which vests in three equal annual installments beginning on February 1, 2022.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)	(c)
Equity compensation plans approved by security holders
2014 Plan	2,478,000	$4.89	1,139,000
Equity compensation plans not approved by security holders	500,000	0.67
Total	2,978,000	$4.18

(1)	Excludes 2,046,000 shares of Common Stock issuable upon the vesting of RSUs as of December 31, 2022.

Stock Option and Incentive Plan

Amended and Restated 2014 Stock Option and Incentive Plan

The Super League 2014 Stock Option and Incentive Plan was approved by the Board of Directors and the stockholders of Super League in October 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018, May 2020, April 2021 and June 2022. The Plan allows grants of stock options, stock awards and performance shares with respect to Common Stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. The Plan provides for both the direct award and sale of shares of Common Stock and for the grant of options to purchase shares of Common Stock. Options granted under the Plan include non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The Board of Directors administers the Plan and determines which eligible individuals are to receive option grants or stock issuances under the Plan, the times when the grants or issuances are to be made, the number of shares of Common Stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.. The maximum number of shares of Common Stock issuable under the 2014 Plan is currently 6.25 million shares, subject to adjustments for stock splits, stock dividends or other similar changes in our Common Stock or our capital structure.

NON-EXECUTIVE DIRECTOR COMPENSATION

On January 31, 2019, and as amended on August 13, 2019, effective July 1, 2019, our Board adopted a director compensation plan for our non-employee directors, the details of which are presented in the table below. We do not provide deferred compensation or retirement plans for non-employee directors.

Schedule of Director Fees

Compensation Element	Cash (1)		Equity (2)
Annual Retainer	$25,000	(3)	$60,000	(4)
Audit Committee Chair	$15,000		$-
Compensation Committee Chair	$10,000		$-
Nominating and Governance Committee Chair	$5,000		$-
Audit and Nominating and Governance Committee Member	$5,000		$-
Compensation Committee Member	$3,500		$-

(1)	Cash compensation is payable in equal installments on a quarterly basis; provided, however, that no monthly cash retainer will be paid after any termination of service.

(2)

Equity awards will be issuable in the form of restricted stock units (“RSUs”). On the date of the Company’s annual meeting of stockholders, each director will receive RSUs at a per share price equal to the closing price of the Company’s Common Stock on the grant date, which RSU will become fully vested on the one-year anniversary of the initial grant date.

(3)	Any new non-employee director appointed to the Board will receive cash compensation equal to a prorated portion of the annual retainer amount.

(4)

Any new non-employee director appointed to the Board will receive RSUs having a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one-year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders.

Summary Table of Director Compensation

 The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)	Total ($)

Jeff Gehl (2)	$40,000	$60,000		$100,000
Mark Jung (3)(4)	$40,000	$60,000	$90,000	$190,000
Michael Keller (5)	$38,500	$60,000		$98,500
Kristian Patrick (6)	$28,500	$60,000		$88,500

(1)

The following table presents: (a) the aggregate number of RSUs granted during the year ended December 31, 2022, the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSUs at December 31, 2022; and (c) the aggregate number of outstanding options (both vested and unvested) at December 31, 2022. The grant date fair value is calculated in accordance with ASC 718. The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual value, if any, that may be realized by the individuals listed in the table.

	Restricted Stock Awards Listed in the Table Above		Aggregate Awards as of December 31, 2022
Name	Number of Unvested Shares of Restricted Stock	Number of Vested Shares of Restricted Stock	Aggregate Number of Unvested Restricted Stock Awards Outstanding	Aggregate Number of Options Outstanding

Gehl	60,000	-	60,000	25,001
Jung	60,000	-	60,000
Keller	60,000	-	60,000
Patrick	60,000	-	60,000

(2)	Amounts paid to Mr. Gehl consist of his annual retainer and Audit Committee Chair and Nominating and Governance Committee fees, as described above.

(3)	Amounts paid to Mr. Jung consist of his annual retainer, Compensation Committee Chair fees, and Audit Committee member fees, as described above.

(4)

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into the Consulting Agreement (defined below), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung receives a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that extended to December 31, 2019, was extended through June 30, 2020, and continues on a month-to-month basis, upon mutual agreement of Mr. Jung and the Company.

(5)

Amounts paid to Mr. Keller consist of his annual retainer, Nominating and Governance Committee Chair fees, Compensation Committee member fees and Audit Committee member fees, as described above. Mr. Keller was appointed to the Compensation Committee in April 2020.

(6)	Amounts paid to Ms. Patrick consist of her annual retainer and Compensation Committee and Nominating and Governance Committee member fees, as described above.

PROPOSAL NO. 2

AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

FROM SUPER LEAGUE GAMING, INC. TO SUPER LEAGUE ENTERPRISE, INC.

On May 1, 2023 our Board of Directors unanimously approved and recommended for submission to the stockholders a proposal to amend the Company’s Charter to change the name of the Company from “Super League Gaming, Inc.” to “Super League Enterprise, Inc.” If approved by the stockholders, the proposed amendment to the Company’s Charter will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, in substantially the form as attached hereto as Appendix A, which will occur as soon as reasonably practicable following the Annual Meeting.

Purpose and Rational for the Name Change

The Name Change is intended to more align with the full vision and potential for the Company’s proficiency in providing a scalable, vertically integrated publishing engine for the immersive web as we believe the current name of Super League Gaming, Inc. is limiting in the breadth of enterprise solutions the Company currently provides.  The Company’s multiverse technology and capability are expected to focus on publishing original and custom 2D and 3D worlds and experiences, providing marketing solutions for brands and advertisers as well as tools and services for creators and builders across gaming platforms and applications across the wider internet.

The Name Change will not affect the status of the Company or the rights of any stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The Company’s stockholders will not be required to exchange stock certificates in connection with the name change. Any outstanding physical stock certificate that represents a stockholder’s shares of Common Stock or Preferred Stock will continue to represent such stockholder’s ownership of such shares. If physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

In connection with the Name Change, we intend to change our trading symbol from “SLGG” to “SLE” to more closely align the ticker symbol with the Name Change.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Name Change and filing of the amendment to the Charter attached hereto as Appendix A. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors unanimously recommends that you vote FOR the amendment to the Certificate of Incorporation to change the name of the Company to “Super League Enterprise, Inc.”

PROPOSAL NO. 3

AMENDMENT TO OUR CHARTER TO AUTHORIZE

OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Overview

Our Board of Directors has determined that it is advisable and in the Company’s and its stockholders’ best interests that our Board of Directors be granted the authority to implement the Reverse Split of both the issued and outstanding shares of our Common Stock at any time as the Board may deem necessary and advisable on or prior to the one-year anniversary of this Annual Meeting at a ratio of one (1) share of Common Stock for every twenty (20) shares of Common Stock. Accordingly, stockholders are asked to approve the Amendment set forth on Appendix B to effect the Reverse Split consistent with those terms set forth in this Proposal, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific timing. The text of Appendix B remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities, the Reverse Split proposal would permit, but not require, our Board of Directors to implement a reverse stock split of both our issued and outstanding Common Stock at a ratio of one (1) share of Common Stock for every twenty (20) shares of Common Stock, at any time as the Board may deem necessary and advisable on or prior to the one-year anniversary of this Annual Meeting . Our Board of Directors reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and our stockholders.

In the event that the Reverse Split is effected, no fractional shares of our Common Stock will be issued; instead, holders of our Common Stock who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Split will receive cash in lieu of such fractional share.

Our Board of Directors strongly believes that the Reverse Split is necessary to maintain our listing on the Nasdaq Capital Market. Accordingly, our Board of Directors has approved resolutions proposing the Amendment to our Charter to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Meeting.

Although we are not required to effect the Reverse Split if this Proposal is approved by stockholders, because of our desire to maintain the listing of our Common Stock on the Nasdaq Capital Market, our Board of Directors currently intends to effect the Reverse Split promptly following approval of this Proposal by stockholders. Notwithstanding approval of the Reverse Split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposed Reverse Split and determine prior to the effectiveness of filing of the Amendment with the Delaware Division of Corporations not to effect the Reverse Split, as permitted under Section 242(c) of the DGCL. If our Board of Directors does not implement the Reverse Split on or prior to the one-year anniversary of this Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq Capital Market.

Failure to approve the Reverse Split may have serious, adverse effects on the Company and our stockholders. Our Common Stock could be delisted from the Nasdaq Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If we are unable to increase the closing price of our Common Stock on the Nasdaq Capital Market for ten consecutive trading days on or before October 2, 2023, the Nasdaq Capital Market will delist our Common Stock. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As disclosed in a Current Report on Form 8-K filed with the SEC on October 11, 2022, the Company received an initial notification letter, dated October 4, 2022, from the Nasdaq Listings Qualification Department indicating that the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share required for continued listing under Nasdaq Market Listing Rule 5550(a)(2) for at least thirty consecutive business days (the “Nasdaq Notification”). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we were provided an initial 180-calendar day period, or until April 3, 2023, to regain compliance. As disclosed in a Current Report on Form 8-K filed with the SEC on April 10, 2023, the Company received a 180-day extension from the Nasdaq Listings Qualification Department to regain compliance, or until October 2, 2023.

To regain compliance, our Common Stock must close at or above the $1.00 minimum bid price for at least ten consecutive business days prior to October 2, 2023. If we do not regain compliance by that date in accordance with terms of the Nasdaq Notification, Nasdaq will provide written notice that our securities will be subject to delisting from the Nasdaq Capital Market. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our securities would remain listed on the Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing on the Nasdaq Capital Market, our Common Stock may be delisted and may commence trading on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

Our Board of Directors has considered the potential harm to the Company and its stockholders should the Nasdaq Stock Market delist our Common Stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

On July [●] 2023, our Common Stock closed at $[●] per share on the Nasdaq Capital Market. The Reverse Split, if effected, will have the immediate effect of increasing the price of our Common Stock as reported on the Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from the Nasdaq Capital Market.

Other Effects. Our Board of Directors also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in our Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.

Our Board of Directors expects that the Reverse Split of our issued and outstanding Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq Capital Market minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq Capital Market requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances, which could prevent certain stockholders from changing the composition of our Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. Our Board of Directors does not intend for the Reverse Split to have any anti-takeover effects.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares and no Conversion Shares, Warrant Shares or other shares of Common Stock issuable upon exercise or conversion of any other derivative securities are issued) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate information relating to the Common Stock under the proposed Reverse Split ratio, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of shares of Common Stock issuable upon exercise or conversion of any derivative securities, as of July 10, 2023:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance(1)(2)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Split	400,000,000	48,889,166	52,551,899	29,8558,935
Post-Reverse Split 1:20	400,000,000	2,444,458	2,627,595	394,927,947

(1)	The pre-Reverse Split number of shares of our Common Stock reserved for future issuance included the following, as of July 10¸2023:

●	13,672,190 shares reserved for issuance pursuant to outstanding restricted stock units, options and warrants;

●	38,434,939 shares reserved for issuance pursuant to conversion of shares of Preferred Stock currently outstanding; and

●	444,770 shares of Common Stock available for future grant under our 2014 Plan.

If the proposed Reverse Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “SLGG,” assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Preferred Stock and Warrants

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding securities issued by the Company, including shares of Preferred Stock and warrants to purchase shares of Common Stock, in accordance with the Reverse Split ratio. The adjustments, as required by the Reverse Split and in accordance with the Reverse Split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

As of July 10¸2023, we had 3,151,924 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2014 Plan, and 1,877,363 shares of Common Stock reserved for issuance pursuant to the vesting of outstanding restricted stock units issued under our 2014 Plan, as well as 444,770 shares of Common Stock available for issuance under the 2014 Plans. Pursuant to the terms of the 2014 Plan, our Board of Directors, or a committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2014 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2014 Plan will be similarly adjusted

Potential Anti-Takeover Effects of a Reverse Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The Reverse Split, if effected, will also result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Split could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Reverse Split ratio set forth in this Proposal. If the proposed Amendment is not approved by our stockholders, a Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal, if our Board of Directors elects to implement the proposed Reverse Split, stockholders owning, prior to the Reverse Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Split would no longer be stockholders. For example, if a stockholder held 19 shares of Common Stock immediately prior to the Reverse Split, then such stockholder would cease to be our stockholder following the Reverse Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board of Directors elects to implement the Reverse Split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board of Directors elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the exchange ratio of the Reverse Split. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Proposal and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Reverse Split and filing of the amendment attached hereto as Appendix B. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors recommends a vote “FOR” the amendment to the Charter to effect a reverse split of the Company’s issued and outstanding shares of capital stock on the basis of 1-for20.

PROPOSAL NO. 4

INCREASE IN COMMON STOCK AVAILABLE UNDER THE AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN

General

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to attract, retain and motivate key employees and that the granting of equity awards under the Super League Amended and Restated 2014 Stock Option and Incentive Plan serves as an important factor in retaining key employees. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to our continued ability to attract and retain key employees. On May 10, 2023, the Company’s Board approved, subject to stockholder approval, an amendment to the 2014 Plan to increase the number of shares reserved for issuance under the 2014 Plan by 8,750,000 shares, or from a total reserved of 6,250,000 million shares to a new total reserved of 15,000,000 shares (the “Plan Amendment”). As of July 10, 2023, there were approximately 444,770 shares remaining available for issuance under the 2014 Plan.

The Board believes the current number of shares remaining available for issuance under the 2014 Plan is insufficient. Based on the Company’s current rate of equity awards as well as the Company’s anticipated hiring of new employees, the Board believes the existing share reserve will be exhausted within the next three to six months. Without the ability to provide equity compensation, the Company may be unable to attract and retain key employees. If this proposal is approved, the Company intends to continue to provide equity incentives to existing key employees as well to certain newly hired employees and outside directors. If this proposal is approved, the Company expects to have sufficient shares available under the 2014 Plan for the next twelve to eighteen months.

The proposed increase of 8,750,000 shares was determined by comparing the Company’s past equity grants to key employees and new employees to its current hiring and retention plan. The proposed increase in the number of shares reserved from 6,250,000 to 15,000,000 would increase the Company’s overhang from 6% to 14%. The Company’s run rate, or the number of shares awarded as compensation relative to the number of available shares, net of forfeited and expired shares, has averaged 12% over the past three fiscal years.

The Board believes that the increase in the number of shares available for issuance under the 2014 Plan is in the best interests of the Company and recommends a vote for this proposal.

Purpose of 2014 Plan

The purpose of the 2014 Plan is to advance the interests of the Company by encouraging equity participation in the Company by directors, officers and employees of the Company through the acquisition of shares of Common Stock upon the exercise of options and the issuance of Common Stock in settlement of RSUs granted under the 2014 Plan. In addition, our Board determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Board assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company.

General Provisions

The following is a summary of the 2014 Plan, as proposed to be amended. A copy of the amendment to the 2014 Plan is attached as Annex A to this proxy statement.

Our 2014 Plan, as proposed to be amended, was originally adopted in 2014 and subsequently amended in May 2015, May 2016, July 2017, October 2018, May 2020, May 2021 and June 2022. The 2014 Plan allows grants of stock options, stock awards and performance shares with respect to Common Stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. Options granted under the Plan include non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. We have developed the 2014 Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interest of our stockholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.

The 2014 Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Code.

Shares Subject to the Stock Incentive Plan. Currently, the Company may issue up to 6,250,000 shares under the 2014 Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions. The Board has approved an amendment, subject to stockholder approval, to increase the number of shares which may be issued under the 2014 Plan to 15,000,000 shares.

Administration of the 2014 Plan. The Board administers the 2014 Plan and determines which eligible individuals are to receive option grants or stock issuances under the 2014 Plan, the times when the grants or issuances are to be made, the number of shares of Common Stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

Awards Under the 2014 Plan. Under the 2014 Plan, the Board may grant awards in the form of stock options, stock awards and performance shares.

Options. The duration of any option shall be within the sole discretion of the Board; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Board; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

Restricted Stock. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and vote the shares. Any dividends payable on the restricted stock awards will be subject to the same restrictions as the underlying award.

Performance Share Awards. A performance share award is an award entitling the holder to acquire shares of Common Stock upon the attainment of specified performance goals, as determined by the Board.

Termination of Employment. Unless the Board provides otherwise in the terms of the award, if the employment or service of a participant is terminated, options granted to such participant will immediately cease to be exercisable and any options or other awards granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the 2014 Plan. Our Board may at any time terminate the 2014 Plan or make such amendments thereto as it deems advisable, without action on the part of our stockholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the 2014 Plan more than ten years from the date the 2014 Plan was amended and restated or the date such amendment and restatement was approved by our stockholders, whichever is earlier.

New Plan Benefits

We are unable to determine the dollar value and number of stock awards that may be received by or allocated to (i) any of our named executive officers, (ii) our current executive officers, as a group, (iii) our employees who are not executive officers, as a group, and (iv) our non-executive directors, as a group as a result of the approval of the amendment to the 2014 Plan because at this time we are unable to determine whether any of the current non-executive directors will meet the requirements to receive any automatic grants of options under the 2014 Plan and all other stock awards granted to such persons are granted by the Compensation Committee on a discretionary basis.

Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2014 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2014 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2014 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The 2014 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other stock-based awards granted under the 2014 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the 2014 Plan Amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors unanimously recommends that you vote FOR the amendment to the 2014 Plan to increase the number of shares reserved for issuance under the 2014 Plan by 8,750,000 shares.

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF

WITHUM SMITH + BROWN pc TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

On June 8, 2023, Baker Tilly US, LLP (“Baker Tilly”) informed the Company and the Audit Committee of the Company that Baker Tilly would not be able to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

Baker Tilly’s reports on the Company’s financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding existence of substantial doubt about the Company’s ability to continue as a going concern in the report for the year ended December 31, 2022.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through the date of this Proxy Statement, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

On July 14, 2023, the Board appointed Withum Smith + Brown PC (“Withum”) as our independent registered public accounting firm for the year ending December 31, 2023, and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Withum as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Withum will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees billed by Baker Tilly LLP for professional services rendered for the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit fees (1)	$193,000	$271,000
Audit related fees (2)	27,000	80,000
Tax fees (3)	30,000	21,000
All other fees (4)	-	-
Total	$250,000	$372,000

(1)

Audit fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.” Included in Audit related fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)	Tax fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above. No such fees were billed by Baker Tilly for 2022 or 2021.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in the years ended December 31, 2022 and 2021, respectively, by Baker Tilly was compatible with maintaining Baker Tilly independence.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for the ratification of the appointment of Withum as the Company’s independent registered public accounting firm. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends a vote “FOR” ratification of Withum Smith + Brown PC as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of July 10, 2023, we had 11 classes of voting stock outstanding: (i) Common Stock; (ii) Series A Preferred; (iii) Series A-2 Preferred; (iv) Series A-3 Preferred; (v) Series A-4 Preferred; (vi) Series A-5 Preferred; (vii) Series AA Preferred; (viii) Series AA-2 Preferred; (ix) Series AA-3 Preferred; (x) Series AA-4 Preferred; and (xi) Series A-5 Preferred.

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock, Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, and Series AA-5 Preferred as of July 10, 2023 for

i.	each of our executive officers and directors individually,
ii.	all of our executive officers and directors as a group, and
iii.

each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

The percentage of beneficial ownership in the tables below is based on 2,593 shares of Series A Preferred, 922 shares of Series A-2 Preferred, 928 shares of Series A-3 Preferred, 1,084 shares of Series A-4 Preferred, 2,249 shares of Series A-5 Preferred, 7,680 shares of Series AA Preferred, 1,500 shares of Series AA-2 Preferred, 1,025 shares of Series AA-3 Preferred, 1,026 shares of Series AA-4 Preferred, 550 shares of Series AA-5 Preferred, and 48,889,166 shares of Common Stock deemed to be outstanding as of July 10, 2023, excluding shares reserved for issuance upon exercise and/or vesting of awards issued under our 2014 Plan.

Beneficial Ownership of Preferred Stock

Name and address of beneficial owner (1)	Shares Beneficially Owned	Percentage of Voting Shares Outstanding

Series A Preferred
5% Shareholders:
AKS Family Partners LP (2) 9429 Harding Ave. #225, Surfside, FL 33154	200	7.9%
Mitchell Burger 10778 Weyburn Ave., Los Angeles, CA 90024	200	7.9%

Series A-2 Preferred
5% Shareholders:
Gary Akerstrom 1440 Meadow Dr., Ukiah, CA 95482	174	18.9%
Thomas A. Masci, Jr. 14 Knight Way, Newtown Square, PA 19073	100	10.8%
FB Griffin Partnership LTD (3) 675 Bering Dr., Suite 825, Houston, TX 77057	75	8.1%
Howard E. Sneed Revocable Trust (4) 1019 Hickory Ridge Ln, Loveland, OH 45140	75	8.1%
Patrick Decavaignac 8515 NW Highway 225A, Ocala, FL 33482	60	6.5%
William Dress 2751 Meadow Hill Ct., Richmond, WA 99352	60	6.5%
Dennis and Jane Jones 20489 N 700 East Rd, Garymont, IL 61745	50	5.4%

Series A-3 Preferred
5% Shareholders:
Hove Investments Holding Limited (5) 19th Fl Newton Tower, Sir Williams Newton St., Port Louis, Mauritius	150	16.2%
Bohdan Rudawski 161 S US 12, Fox Lake, IL 60020	100	10.8%
Robert Eide 140 E 163rd Street #4B, New York, NY 10065	100	10.8%

Edward Wavak 805 N. Oak St., Hinsdale, IL 60521	75	8.1%
Theodore Hesemann 938 Bayview Drive Mosinee, Wi 54555	75	8.1%
Clayton A. Struve 675 Arbor Dr., Lake Bluff, IL 60044	50	5.4%
Edward Golebiewski III 7 John St., Garden City, NY 11530	50	5.4%
Luis Felipe Morales Reyes & Maria Isabel Sirgo De Morales Privada Osos #12, Torreon Ocah, Mexico 27105	50	5.4%
Wilfred Lee Alcorn 2222 Highway 130 E, Shelbyville, TN 37160	50	5.4%

Series A-4 Preferred
5% Shareholders:
Tasso Partners LLC (6) 150 Ocean Ave. Unit 24, Sea Bright, NJ 07760	267	24.6%
Thomas A. Masci, Jr. 14 Knight Way, Newtown Square, PA 19073	100	9.2%
John and Heather Yandle (7) 2134 Clayton Dr., Menio Park, CA 94025	100	9.2%
B. Rentz Dunn Jr. 474 Grand Oaks Dr., Brentwood, TN 37027	80	7.4%
Campbell C. Steele 6318 E. Valley Rd., Nashville, TN 37205	75	6.9%

Series A-5 Preferred
5% Shareholders:
Stephen Bollduc (7) 84 Business Park Dr., Suite 108, Armonk, NY 10504	1,000	44.4%
Tasso Partners LLC (6) 150 Ocean Ave. Unit 24, Sea Bright, NJ 07760	292	13.0%
Clayton A. Struve 675 Arbor Dr., Lake Bluff, IL 60044	200	8.9%

Series AA Preferred
5% Shareholders:
Pioneer Capital Anstalt (9) 510 Madison Ave, Sute 14, New York, NY 10022	1,500	19.5%
Thomas A. Masci, Jr. 14 Knights Way, Newtown Square, PA 19073	500	6.5%
The MG 1996 Irrevocable Trust (10) 84 Business Park Dr., Suite 206, Armonk, NY 10504	500	6.5%

Directors and Officers:
Michael Keller (11)	250	3.3%

Series AA-2 Preferred
5% Shareholders:
Mark Geragos 664 S. Figueroa St., Los Angeles, CA 90017	1,000	67%
Pioneer Capital Anstalt (8) 510 Madison Ave, Sute 14, New York, NY 10022	500	33%

Series AA-3 Preferred
5% Shareholders:
Pamlico Shoals Targeted Opportunities Fund, LP (12) PO Box 669, New Albany, OH 43054	1,000	98%

Series AA-4 Preferred
5% Shareholders:
Raymond J. BonAnno (13) 18 Polo Club Dr., Denver, CO 80209	500	49%
Joan L. BonAnno (14) 18 Polo Club Dr., Denver, CO 80209	500	49%

Series AA-5 Preferred
5% Shareholders:
Pamlico Shoals Targeted Opportunities Fund, LP (11) PO Box 669, New Albany, OH 43054	500	91%

(1)

Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred or Series AA-5 Preferred are excluded from this table.

(2)	Adam Stern may be deemed to be the beneficial owner of the securities reported herein.
(3)	As Managing Partner of FB Griffin Partnership LTD, Fred Griffith may be deemed to be the beneficial owner of the securities reported herein.
(4)	Howard E. Sneed may be deemed to be the beneficial owner of the securities reported herein.
(5)	Nicholas Packer may be deemed to be the beneficial owner of the securities reported herein.
(6)	As Trustee of the GCL Family Trust, Manager of Tasso Capital LLC, the Manager of Tasso Partners LLC, Dana Carrera may be deemed to be the beneficial owner of the securities reported herein.
(7)

Shares reported herein are held by The MG 1996 Irrevocable Trust. As Trustees of The MG 1996 Irrevocable Trust, Stephen Bollduc may be deemed to be the beneficial owner of the securities reported herein.

(8)

Shares reported herein are held by The Yandle Family Revocable Trust. As Trustees of The Yandle Family Revocable Trust, John and Heather Yandle may be deemed to be the beneficial owner of the securities reported herein.

(9)	As Director of Pioneer Capital Anstalt, Nicola Feuerstein may be deemed to be the beneficial owner of the securities reported herein.
(10)	As Trustee of the MG 1996 Irrevocable Trust, Stephen Bolduc may be deemed be the beneficial owner of the securities reported herein.
(11)

Shares reported herein held by the Michael R. Keller Trust. As Trustee of the Michael R. Keller Trust, Michael Keller, a member of the Company’s Board of Directors, may be deemed be the beneficial owner of the securities reported herein. The business address of each of the executive officers and directors of the Company is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.

(12)	As a Managing Member of the General Partner of Pamlico Shoals Targeted Opportunities Fund, LP, Michael Layman may be deemed to be the beneficial owner of the securities reported herein.
(13)

Shares reported herein held by the Raymond J. BonAnno Trust U/A dtd 12.05.2002. As Trustee of the Raymond J. BonAnno Trust U/A dtd 12.05.2002, Raymond J. BonAnno may be deemed be the beneficial owner of the securities reported herein.

Shares reported herein held by the Joan L. BonAnno Trust U/A dtd 12.05.2002. As Trustee of the Raymond J. BonAnno Trust U/A dtd 12.05.2002, Joan L.BonAnno may be deemed be the beneficial owner of the securities reported herein.

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Options and Warrants	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)
Officers and Directors:

Ann Hand	196,684	870,969	1,067,653	(3)	2.1%
Chief Executive Officer and Chair

David Steigelfest	105,899	297,304	403,203	(4)	1.0%
Chief Platform Officer, Corporate Secretary and Director

Clayton Haynes	54,761	116,663	171,424	(5)	-
Chief Financial Officer

Matt Edelman	93,520	102,532	196,052	(6)	-
President and Chief Commercial Officer

Jeff Gehl	232,383	25,001	257,384	(7)	1.0%
Director

Kristin Patrick	114,273	-	114,273	(8)	1.0%
Director

Michael Keller	301,282	-	301,282	(9)	-
Director

Mark Jung	229,206	-	229,206	(10)	-
Director
Executive Officers and Directors as a Group (8 persons)	1,328,008	1,412,469	2,740,477		5.4%

5% Shareholders:
Evolution Media MC Holdings, LLC	9,574,187	-	9,574,187		18.9%
100 Wilshire Blvd, Suite 1200
Santa Monica, CA 90401

* Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Gaming, Inc., 2912 Colorado Avenue, Suite #203, Santa Monica, CA 90404.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting Common Stock subject to outstanding rights to acquire shares of voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)

Includes (i) 516,667 shares of Common Stock issuable upon conversion of warrants exercisable within 60 days of July 10, 2023, and (ii) 335,982 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 10, 2023. Excludes 23,530 RSUs that will not be vested within 60 days of July 10, 2023.

(4)

Includes 291,028 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 10, 2023 held directly, and (ii) 834 shares issuable upon exercise of stock options exercisable within 60 days of July 10, 2023 held jointly with spouse. Excludes 50,853 RSUs that will not be vested within 60 days of July 10, 2023.

(5)	Includes 108,881 shares issuable upon conversion of stock options exercisable within 60 days of July 10, 2023. Excludes 42,053 RSUs that will not be vested within 60 days of July 10, 2023.

(6)

Includes (i) 94,507 shares issuable upon conversion of stock options exercisable within 60 days of July 10, 2023, and (ii) 12,500 shares of Common Stock held by 3MB Associates, LLC. Excludes 50,510 RSUs that will not be vested within 60 days of July 10, 2023.

(7)

Includes (i) 25,001 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 10, 2023 held directly, (ii) 76,911 shares of Common Stock held by BigBoy Investment Partnership, LLC, (iv) and 24,532 shares of Common Stock held by BigBoy, LLC. Includes 60,000 RSUs that will vest on September 7, 2023July 10. Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625.

(8)	Includes 60,000 RSUs that will vest on September 7, 2023July 10.

(9)

Includes (i) 181,301 shares of Common Stock held by the Michael R. Keller Trust, (ii) 2,854 shares of Common Stock, and (iii) 2,854 shares of Common Stock held by the Keller 2004 IRR Trust FBO Charles. Includes 60,000 RSUs that will vest on September 7, 2023July 10.

(10)	Includes 119,602 shares of Common Stock held in the Reporting Person’s IRA account. Includes 60,000 RSUs that will vest on September 7, 2023July 10.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung will receive a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that continued until December 31, 2019, and was extended through December 31, 2020 upon mutual agreement of Mr. Jung and the Company, and continued on a month-to-month basis during 2022.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Capital Market. Pursuant to our Related Persons Transactions Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s Audit Committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the Audit Committee is a Related Person, as defined below, then by the disinterested members of the Audit Committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the Audit Committee, then the Chair of the Audit Committee may approve such transaction in accordance with this policy; such approval must be reported to the Audit Committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the Audit Committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our Common Stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock, had or will have a direct or indirect material interest (each a “Related Person”).

In connection with the review and approval or ratification of a related person transaction:

●

Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

●

Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the Audit Committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this proxy statement the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 31, 2023 as amended on May 1, 2023;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023;
●	our Current Report on Form 8-K filed on January 20, 2023;
●	our Current Report on Form 8-K filed on February 6, 2023;
●	our Current Report on Form 8-K filed on April 10, 2023;
●	our Current Report on Form 8-K filed on April 25, 2023;
●	our Current Report on Form 8-K filed on May 4, 2023;
●	our Current Report on Form 8-K filed on May 9, 2023, as amended on May 10, 2023;
●	our Current Report on Form 8-K filed on June 2, 2023;
●	our Current Report on Form 8-K filed on June 14, 2023; and
●	our Current Report on Form 8-K filed on July 14, 2023

Any statement incorporated by reference in this proxy statement from an earlier dated document that is inconsistent with a statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement.

Any person to whom this proxy statement is delivered may (i) request copies of this proxy statement and any of the documents incorporated by reference herein, without charge, by written request to:

Super League Gaming, Inc.

2912 Colorado Avenue, Suite 203

Santa Monica, California 90404

or by calling us at (213) 421-1920. In addition, stockholders as of the Record Date may download copies of each of the documents incorporated by reference herein from our website at http://ir.superleague.com or from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this proxy statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, or contact us at (802) 294-2754. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this proxy statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, which we intend to mail to stockholders on or about July [●], 2023, will contain instructions on how to access the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.